Exhibit 10.12

THIS NOTE IS SUBORDINATED TO THE PAYMENT AND SATISFACTION IN FULL OF THE SENIOR DEBT, AS DEFINED IN AND PURSUANT TO THE TERMS OF THE SUBORDINATION AGREEMENT REFERRED TO BELOW.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS.  IT MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM.

MACKIE DESIGNS INC.
SUBORDINATED PROMISSORY NOTE

March 31, 2003
Woodinville, Washington

MACKIE DESIGNS INC., a Washington corporation (the “Company”), for value received, hereby promises to pay to the order of SUN MACKIE, LLC a Delaware limited liability company (“Sun”), its successors and permitted assigns, the principal sum of Three Million Nine Hundred Thirty One Thousand, Four Hundred Twenty Nine Dollars ($3,931,429) (as such amount may be increased from time to time pursuant to the following paragraph, the “Principal Sum”).

Interest shall accrue on a daily basis at the rate of fifteen percent (15.0%) per annum (compounded annually as set forth below), commencing on the date hereof, on the unpaid Principal Sum outstanding from time to time.  The Company shall pay all accrued interest on each anniversary of the date hereof, subject to the terms of the Subordination Agreement.  In the event that the Company does not pay all accrued interest due and owing on the date on which it is due, such accrued interest shall, effective as of such due date, be added to the Principal Sum.  Any interest that is added to the Principal Sum pursuant to the terms of this paragraph will no longer be considered accrued and unpaid hereunder.  Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the Principal Sum is paid, subject to the terms of the Subordination Agreement.  The Company shall not pay any accrued interest in cash without the prior written consent of the holder hereof, subject to the terms of the Subordination Agreement.

The Principal Sum shall be payable in one payment of Three Million Nine Hundred Thirty One Thousand, Four Hundred Twenty Nine Dollars ($3,931,429), plus any amount by which the Principal Sum has been increased under the foregoing paragraph, on March      , 2007, subject to the terms of the Subordination Agreement.  The Principal Sum, together with any accrued but unpaid interest, shall be immediately due and owing on the occurrence of an Event of Default, subject to the terms of the Subordination Agreement.

For purposes of this Subordinated Promissory Note (this “Note”), “Event of Default” shall mean (a) the Company shall default in the payment of principal or accrued interest of this Note on any date when due, (b) the Company makes a general assignment for the benefit of creditors; or an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; or any order for relief with respect to the Company is entered under the federal Bankruptcy Code, or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company of any substantial part of the assets of the Company, or commences any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (i) the Company by any act or failure to act indicates its approval thereof, consent thereto or acquiescence therein or (ii) such petition, application or proceeding is not dismissed within 90 days or (c) Sun shall cease to own a majority of the issued and outstanding Common Stock, no par value, of the Company.

All cash payments on or in respect of this Note shall be made in the lawful currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts by wire transfer of immediately available funds pursuant to written wire transfer instructions given to the Company by the holder hereof from time to time.  Whenever a payment to be made hereunder shall be due on a day which is not a business day in New York, New York, such payment shall be made on the next succeeding business day and such extension of time shall be included in the computation of the payment of interest hereunder.

The holder hereof, by acceptance of the Note, covenants and agrees that the indebtedness evidenced by the Note shall be subordinate and junior in right of payment to the prior payment in full of all Senior Debt as defined, and upon terms and conditions set forth, in the Subordination Agreement, dated on or about the date hereof, between Sun and Congress Financial Corporation (Florida) (as the same may be amended, modified, supplemented, extended, renewed, restated or replaced, the “Subordination Agreement”).

The Company waives diligence, presentment, demand, protest and notice of every kind whatsoever.  The failure of the holder hereof to exercise any of its rights hereunder in any particular instance shall not constitute a waiver of the same or of any other right in that or any subsequent instance.

The Note shall be binding upon the Company, its successors, and permitted assigns, and shall inure to the benefit of Sun, its successors, and permitted assigns.

This Note is a contract made under and governed by, and shall be construed and enforced in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles.

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IN WITNESS WHEREOF, the undersigned has executed this Subordinated Promissory Note as of the date first above written.

MACKIE DESIGNS INC.

By:	James T. Engen
Name: James T. Engen
Its: President & CEO

AFFIDAVIT REGARDING DELIVERY

I, JASON H. NEIMARK, hereby certify that I am a Vice President of Sun Mackie, LLC, and that the foregoing was delivered to me as a representative of such entity in the State of Washington, County of King.

/s/ Jason H. Neimark
Signature

On this the 27th day of March, 2003, before me, the undersigned, a Notary Public in and for the State of Washington, County of King, JASON H. NEIMARK personally known to me or proved to me on the basis of satisfactory evidence to be a Vice President of Sun Mackie, LLC, a Delaware limited liability company, who executed the foregoing affidavit on behalf of such entity and acknowledged to me that such entity executed the foregoing pursuant to its charter documents, said execution taking place in the State of Washington, County of King.

Nancy L. Keller
Notary Signature

Commission Expires:

4-1-2005

[Affix Notarial Seal]